Exhibit 99.1

Investor Relations Contact:	Media Contact:
Carolyn Bass	Mei Li
Market Street Partners	NetSuite Inc.
415.445.3232	650.627.1063
IR@netsuite.com	meili@netsuite.com

NETSUITE ANNOUNCES FOURTH QUARTER AND FISCAL 2011 FINANCIAL RESULTS

•	Record Q4 Revenue of $64.1 Million, a 23% Year-over-Year Increase

•	Record 2011 Revenue of $236.3 Million, 22% Growth over Prior Year

•	Q4 Calculated Billings Grow 36% Year-over-Year

•	Record 2011 Operating Cash Flow of $36.3 Million, 99% Growth over Prior Year

SAN MATEO, Calif. - February 2, 2012-NetSuite Inc. (NYSE: N), the industry's leading provider of cloud-based financials / ERP software suites, today announced operating results for its fourth quarter and fiscal year ended December 31, 2011.

Total revenue for the fourth quarter of 2011 was $64.1 million, representing a 23% increase over the prior year. Subscription and support revenue for the fourth quarter was $54.2 million, representing 23% growth over the same period in the prior year. Total revenue for the year was $236.3 million, a year-over-year increase of 22%.

Calculated billings, defined as revenue plus the change in deferred revenue, were $78.8 million for the quarter, a 36% increase over the fourth quarter of 2010. For the year, calculated billings were $266.9 million, an increase of 32% over 2010.

Cash flow from operations was $11.7 million in the fourth quarter of 2011, an increase of $7.1 million, or 156%, over the same period last year. Cash flow from operations was $36.3 million for the year, an increase of $18.0 million, or 99%, over the prior year.

On a GAAP basis, net loss for the fourth quarter of 2011 was $7.6 million, or $(0.11) per share, as compared to a net loss of $6.4 million, or $(0.10) per share, in the fourth quarter of 2010. GAAP net loss for the year ended December 31, 2011 was $32.0 million, or $(0.48) per share, as compared to a GAAP net loss of $27.5 million, or $(0.43) per share, in 2010.

Non-GAAP net income for the fourth quarter of 2011 was $3.4 million, or $0.05 per share, as compared to non-GAAP net income of $2.8 million, or $0.04 per share, in the fourth quarter of 2010. Non-GAAP net income for the year ended December 31, 2011 was $10.8 million, or $0.15 per share, as compared to non-GAAP net income of $8.5 million, or $0.13 per share, in 2010.

"NetSuite's Q4 showed the benefit of being the disrupter rather than a disruptee, as our Cloud Computing suite continued to take market share from traditional mid-market and enterprise ERP vendors. The acceleration of our business that we saw throughout the year continued into Q4, and we turned in a Q4 that could be considered our best quarter ever as a public company," said Zach Nelson, CEO of NetSuite.  "As we enter 2012, I believe we are the best positioned company to benefit from the shift to the Cloud as customers abandon aging mission critical systems designed before the Web existed and move to NetSuite."

Conference Call
In conjunction with this announcement, NetSuite will host a conference call at 2:00 p.m. PST (5:00 p.m. EST) today to discuss the Company's fourth quarter and fiscal 2011 financial results, and our outlook for the first quarter and fiscal 2012. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of NetSuite's website at www.netsuite.com/investors. The live call can be accessed by dialing 888-287-5529 (U.S.) or 719-325-2482 (outside the U.S.) and referencing passcode: 6557474. A replay of the call can also be accessed by dialing 888-203-1112 (U.S.) or 719-457-0820 (outside the U.S.), and referencing passcode: 6557474.

About NetSuite
NetSuite Inc. is the industry's leading provider of cloud-based financials / Enterprise Resource Planning (ERP) software suites. In addition to financials/ERP software suites, NetSuite offers a broad suite of applications, including accounting, Customer Relationship Management (CRM), Professional Services Automation (PSA) and Ecommerce that enables companies to manage most of their core business operations in its single integrated suite. NetSuite's "real-time dashboard" technology provides an easy-to-use view into up-to-date, role-specific business information. For more information about NetSuite, please visit www.netsuite.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and NetSuite's scheduled conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for NetSuite, including, but not limited to, our expectations regarding our products, market demand, future earnings, revenue and market share growth. These forward-looking statements are based upon the current expectations and beliefs of NetSuite's management as of the date of this press release and conference call, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release and during the conference call are based on information available to the Company as of the date thereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected or than it has in the past; continued adverse and unpredictable macro-economic conditions or reduced investments in on-demand applications and information technology spending; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company's data center may occur; a security breach may impact operations; risks associated with material defects or errors in the Company's software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully identify other businesses and technologies for acquisition that will complement our business and the ability to successfully acquire and integrate those businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors or changing macro-economic conditions; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; changes in foreign exchange rates, and general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties.

Customers who purchase our services should make sure the decisions are based on features that are currently available. Please be advised that any unreleased services or features from NetSuite referenced in today's discussion or other public statements are not currently available and may not be delivered on time or at all.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K filed on March 3, 2011, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system ("EDGAR") at www.sec.gov or NetSuite's Web site at www.netsuite.com.

Non-GAAP Financial Measures
The Company's stated results include certain non-GAAP financial measures, including non-GAAP operating income, net income, weighted average shares outstanding, and net income per share. Non-GAAP operating income and non-GAAP net income exclude expenses related to stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with the settlement of a patent dispute. Non-GAAP operating income and non-GAAP net income exclude these expenses as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. The Company believes these adjustments provide useful comparative information to investors.

The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company and are used by the Company's management for that purpose. In addition, investors often use measures such as these to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company's operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

A copy of this press release can be found on the Company's Investor Relations Web site at www.netsuite.com/investors. The contents of the Web site are not incorporated by reference into this press release.

NOTE: NetSuite and the NetSuite logo are service marks of NetSuite Inc.

NetSuite Announces Fourth Quarter and Fiscal 2011 Results

NetSuite Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$141,448	$104,298
Accounts receivable, net of allowances of $396 and $456 as of December 31, 2011 and December 31, 2010, respectively	39,105	27,235
Deferred commissions	22,968	15,401
Other current assets	8,693	7,190
Total current assets	212,214	154,124
Property and equipment, net	21,823	19,847
Deferred commissions, non-current	3,585	1,389
Goodwill	27,564	27,340
Other intangible assets, net	12,162	12,507
Other assets	3,832	2,086
Total assets	$281,180	$217,293
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,905	$1,489
Deferred revenue	105,800	75,827
Accrued compensation	17,748	12,048
Accrued expenses	8,285	5,144
Other current liabilities	7,829	5,599
Total current liabilities	141,567	100,107
Long-term liabilities:
Deferred revenue, non-current	5,898	5,312
Other long-term liabilities	5,705	5,590
Total long-term liabilities	11,603	10,902
Total liabilities	153,170	111,009
Stockholders’ equity:
Common stock	688	649
Additional paid-in capital	470,485	416,582
Accumulated other comprehensive income	369	578
Accumulated deficit	(343,532)	(311,525)
Total equity	128,010	106,284
Total liabilities and stockholders’ equity	$281,180	$217,293

NetSuite Announces Fourth Quarter and Fiscal 2011 Results

NetSuite Inc.
Condensed Consolidated Statements of Operations
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Revenue:
Subscription and support	$54,191	$44,229	$199,579	$163,964
Professional services and other	9,902	7,838	36,747	29,185
Total revenue	64,093	52,067	236,326	193,149
Cost of revenue:
Subscription and support (1)	8,741	6,870	33,083	26,908
Professional services and other (1)	10,327	8,651	37,777	34,741
Total cost of revenue	19,068	15,521	70,860	61,649
Gross profit	45,025	36,546	165,466	131,500
Operating expenses:
Product development (1)	11,916	8,568	43,531	35,019
Sales and marketing (1)	31,963	26,191	120,172	92,814
General and administrative (1)	8,112	7,459	31,951	29,232
Total operating expenses	51,991	42,218	195,654	157,065
Operating loss	(6,966)	(5,672)	(30,188)	(25,565)
Other income / (expenses) and income taxes, net	(649)	(773)	(1,819)	(1,915)
Net loss	(7,615)	(6,445)	(32,007)	(27,480)
Less: Net loss attributable to the noncontrolling interest	—	—	—	14
Net loss attributable to NetSuite Inc. common stockholders	$(7,615)	$(6,445)	$(32,007)	$(27,466)
Net loss per share attributable to NetSuite Inc. common stockholders	$(0.11)	$(0.10)	$(0.48)	$(0.43)
Weighted average number of shares used in computing net loss per common share	68,285	64,539	66,919	63,772

(1) Includes stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with settlement of patent dispute as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Cost of revenue:
Subscription and support	$870	$916	$3,568	$3,598
Professional services and other	1,083	1,017	4,138	3,802
Operating expenses:
Product development	3,316	2,395	12,015	9,723
Sales and marketing	3,528	2,900	13,437	10,249
General and administrative	2,253	1,990	9,662	8,565
Total stock-based compensation expense, amortization of intangible assets, transaction costs for business combinations and costs associated with settlement of patent dispute	$11,050	$9,218	$42,820	$35,937

NetSuite Announces Fourth Quarter and Fiscal 2011 Results

NetSuite Inc.
Reconciliation of Net Loss Per Share to Non-GAAP Net Income Per Share
(dollars and shares in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Reconciliation between GAAP operating loss and non-GAAP operating income:
Operating loss	$(6,966)	$(5,672)	$(30,188)	$(25,565)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	10,149	8,255	38,315	31,293
Amortization of intangible assets and business combination costs (b)	901	963	3,785	4,644
Costs associated with settlement of patent dispute (c)	—	—	720	—
Non-GAAP operating income	$4,084	$3,546	$12,632	$10,372
Numerator:
Reconciliation between GAAP net loss and non-GAAP net income:
Net loss attributable to NetSuite Inc. common stockholders	$(7,615)	$(6,445)	$(32,007)	$(27,466)
Stock-based compensation (a)	10,149	8,255	38,315	31,293
Amortization of intangible assets and business combination costs (b)	901	963	3,785	4,644
Costs associated with settlement of patent dispute (c)	—	—	720	—
Non-GAAP net income	$3,435	$2,773	$10,813	$8,471
Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per common share	68,285	64,539	66,919	63,772
Effect of dilutive securities (stock options and restricted stock awards) (d)	3,863	3,979	4,287	3,439
Non-GAAP weighted average shares used in computing non-GAAP net income per common share	72,148	68,518	71,206	67,211
GAAP net loss per share	$(0.11)	$(0.10)	$(0.48)	$(0.43)
Non-GAAP net income per share	$0.05	$0.04	$0.15	$0.13
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of operating income, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets, transaction costs for business combinations and costs associated with the settlement of a patent dispute and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance.

NetSuite Announces Fourth Quarter and Fiscal 2011 Results

The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
While a large component of our expense in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

(b)
Amortization of intangible assets and transaction costs related to business combinations resulted principally from mergers and acquisitions. Expense for the amortization of intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies. Business combinations result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. We believe that the exclusion of acquisition related expense items allows for financial results that are more indicative of our continuing operations and provide for a useful comparison of our operating results to prior periods and to our peer companies.

(c)
Recently, we entered into a patent cross licensing agreement with a large technology company which, among other things, resolved a patent dispute over our alleged past usage of the other party's technology. This resolution resulted in a charge in the second quarter of 2011. We believe that the impact of this patent cross licensing agreement on our financial statements in the second quarter of 2011 is not indicative of our continuing operations and its exclusion allows for financial statements that provide for a useful comparison of our operating results to prior periods and to our peer companies.

(d)
These securities are anti-dilutive on a GAAP basis as a result of the Company's net loss, but are considered dilutive on a non-GAAP basis in periods where the Company has reported positive non-GAAP earnings.

NetSuite Announces Fourth Quarter and Fiscal 2011 Results

NetSuite Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss attributable to NetSuite Inc. common stockholders	$(32,007)	$(27,466)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,177	7,755
Amortization of other intangible assets	3,786	4,621
Provision for accounts receivable allowances	328	558
Stock-based compensation	38,315	31,293
Amortization of deferred commissions	34,666	23,547
Noncontrolling interests	—	(14)
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(12,093)	(2,194)
Deferred commissions	(44,429)	(27,621)
Other current assets	(837)	(2,568)
Other assets	84	386
Accounts payable	725	52
Accrued compensation	5,721	1,474
Deferred revenue	30,529	8,690
Other current liabilities	2,376	364
Other long-term liabilities	(68)	(645)
Net cash provided by operating activities	36,273	18,232
Cash flows from investing activities:
Purchases of property and equipment	(8,586)	(6,367)
Capitalized internal use software	(816)	(96)
Cash paid in business combination	(1,850)	—
Net cash used in investing activities	(11,252)	(6,463)
Cash flows from financing activities:
Payments under capital leases and long-term debt	(1,600)	(1,730)
Repurchase of noncontrolling interest	—	(1,370)
RSU acquired to settle employee withholding liability	(269)	(5,642)
Proceeds from issuance of common stock, net of issuance costs	14,044	4,854
Net cash provided by / (used in) financing activities	12,175	(3,888)
Effect of exchange rate changes on cash and cash equivalents	(46)	62
Net change in cash and cash equivalents	37,150	7,943
Cash and cash equivalents at beginning of period	104,298	96,355
Cash and cash equivalents at end of period	$141,448	$104,298